UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2017

Donnelley Financial Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37728	36-4829638
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(844) 866-4337

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On June 7, 2017, Donnelley Financial Solutions, Inc. (the “Company”) issued a press release announcing that Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (together, the “Selling Stockholders”), intend to offer 6,242,802 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in an underwritten public offering (the “offering”), subject to market conditions. Immediately prior to the consummation of the offering, R.R. Donnelley & Sons Company (“RRD”) will exchange the shares of common stock to be sold by the Selling Stockholders in the offering (which constitutes RRD’s entire remaining position in the Company’s stock) with the Selling Stockholders or their affiliates (who are also the underwriters in the offering or their affiliates) for certain debt obligations of RRD held by the Selling Stockholders or their affiliates. The Company also announced that it intends to grant the underwriters in the offering a 30-day option to purchase up to an additional 936,420 shares of the Company’s common stock.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Form 8-K is being furnished pursuant to Item 7.01, and the information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Donnelley Financial Solutions, Inc. dated June 7, 2017 announcing launch of secondary common stock offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

DONNELLEY FINANCIAL SOLUTIONS, INC.

Date: June 7, 2017	By:	/s/ Jennifer Reiners
	Name:	Jennifer Reiners
	Title:	Executive Vice President; General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Donnelley Financial Solutions, Inc. dated June 7, 2017 announcing launch of secondary common stock offering.